Exhibit 99.1

Media Inquiries:

Lauren Barbiero

W2O Group

646-564-2156

lbarbiero@w2ogroup.com

Investor Inquiries:

Jim Goff

AveXis, Inc.

650-862-4134

jgoff@avexis.com

AveXis Presents Initial Data from Pivotal U.S. Trial for SMA Type 1 and 24-Month Follow-Up Data

from Phase 1 Trial of AVXS-101 in SMA Type 1 at the Annual Meeting of the American Academy of Neurology

— A mean increase in CHOP-INTEND of 17.3 was observed at three months post gene therapy in SMA Type 1 U.S. pivotal trial —

— All patients in the therapeutic dose cohort in the Phase 1 trial were alive and event-free at 24-month follow-up —

— Patients observed in long-term follow-up from the Phase 1 trial continued to gain strength and achieve new milestones, including two additional patients who could stand with assistance —

Chicago, Ill. (April 24, 2018) — AveXis, Inc. (NASDAQ: AVXS), a clinical-stage gene therapy company developing treatments for patients suffering from rare and life-threatening neurological genetic diseases, will present initial results from the Type 1 U.S. Pivotal trial (STR1VE) and 24-month follow-up data from the Phase 1 trial of AVXS-101 for the treatment of spinal muscular atrophy (SMA) Type 1 at the 2018 Annual Meeting of the American Academy of Neurology (AAN) Annual Meeting in Los Angeles.

“With a population closely matched to the Phase 1 trial, preliminary safety data and the early and rapid increases in CHOP-INTEND scores achieved by infants in this pivotal STR1VE trial are consistent with results of the Phase 1 trial of AVXS-101 in SMA Type 1,” said John W. Day, MD, PhD, Professor, Neurology & Pediatrics, and Director of the Stanford Neuromuscular Program, Stanford University Medical Center, who will present these data at AAN. “These early signs of efficacy and safety are promising, and I look forward to seeing the trial progress.”

Initial Data from Pivotal Trial of AVXS-101 in SMA Type 1 (STR1VE) as of April 11, 2018

As of April 11, 2018, 11 patients were enrolled in the trial, and six patients were symptomatic and at least one-month post gene therapy treatment. All patients had homozygous deletion of SMN1 and two copies of SMN2; no patient had the known SMN2 gene modifier mutation (c.859G>C). The patient population and baseline characteristics are closely matched to the Phase 1 trial.

Event-free Survival and Safety

All patients (6/6) were alive and event-free as of April 11, 2018. AVXS-101 appeared to have a favorable safety profile and to be generally well tolerated. At the time of gene transfer, the mean age was 3.2 months, with the oldest patient being 5.0 months of age.

In the six patients who were at least one-month post gene transfer, a cumulative total of 25 adverse events (AEs) were reported. Two patients experienced transient elevations in transaminases greater than 3x ULN that were not clinically significant and all resolved with prednisolone treatment without any clinical manifestations or sequelae. There were no serious adverse events (SAEs) reported.

Motor Function Achievement

Children’s Hospital of Philadelphia Infant Test of Neuromuscular Disorders (CHOP-INTEND) scores increased by an average of 7.8 at one month after gene transfer (in six patients) and 17.3 at three months after gene transfer (in three patients), reflecting improvement in motor function. These data correlate to CHOP-INTEND achievement by the proposed therapeutic dose cohort (Cohort 2) in the Phase 1 trial, which experienced mean increases of 9.8 points at one month and 15.4 points at three months. Early CHOP-INTEND increases have been observed to be associated with eventual milestone achievement.

The open-label, single-arm, single-dose, multi-center trial — known as STR1VE — is designed to evaluate the efficacy and safety of a one-time IV infusion of AVXS-101 of 1.1 x 1014 vector genomes/kg in patients with SMA Type 1 who are less than six months of age at the time of gene therapy, have one or two copies of the SMN2 backup gene as determined by genetic testing, and have bi-allelic SMN1 gene deletion or point mutations. The intent-to-treat population is defined as patients who are less than six months of age and symptomatic at the time of gene therapy, with two copies of the SMN2 gene as determined by genetic testing, bi-allelic SMN1 gene deletion and no c.859G>C mutation in SMN2.

The co-primary efficacy outcome measures include the achievement of the developmental milestone of independent sitting for at least 30 seconds at 18 months of age and event-free survival at 14 months of age, with an event defined as either death or at least 16 hours per day of required ventilation support for breathing for 14 consecutive days in the absence of acute reversible illness or perioperative change. Co-secondary outcome measures include the ability to thrive and the ability to remain independent of ventilatory support at 18 months of age.

24-Month Follow-Up Data from Phase 1 Trial of AVXS-101 in SMA Type 1

The following 24-month follow-up data from the Phase 1 trial will be presented during platform presentations by Samiah Al-Zaidy, MD, Co-Investigator for the trial; Linda Lowes, PhD, Director of Clinical Therapies Research and a member of the Center for Gene Therapy at the Research Institute of Nationwide Children’s Hospital; and Richard Shell, MD, member of the Section of Pulmonary Medicine at Nationwide Children’s Hospital.

The Phase 1, open-label, dose-escalation trial was designed to evaluate the safety and tolerability of AVXS-101 in patients with SMA Type 1. The key measures of efficacy were the time from birth to an event and video confirmed achievement of ability to sit unassisted. Additionally, several exploratory objective measures were assessed, including a standard motor milestone development survey and CHOP

INTEND. After the 24-month follow-up, to date, 11 patients have enrolled in the Long-Term Follow-Up (LTFU) trial for ongoing evaluation.

Event-free Survival and Safety

Twenty-four months following gene transfer, 15 of 15 (100%) patients were alive and without need for permanent ventilation. The median age at last follow-up was 27.8 months and 30.7 months for patients in the Cohort 2 and low-dose cohort (Cohort 1), respectively. Natural history indicates only eight percent of untreated patients with SMA Type 1 survive event-free at 20 months of age.

AVXS-101 appeared to have a favorable safety profile and to be generally well tolerated, with no new treatment-related safety or tolerability concerns identified at the 24-month follow-up.

•                  A cumulative total of 319 AEs (five treatment-related AEs and 314 non-treatment related AEs) were reported following monitoring and source verification. Of these, 60 were determined to be SAEs and 259 were non-serious AEs.

•                  As reported in 2016, one patient in Cohort 1 had a pulmonary event that required increased use of bi-level positive airway pressure (BiPAP) in advance of surgery related to hypersalivation, a condition experienced by some SMA patients; the event was determined by independent review to represent progression of disease and not to be related to the use of AVXS-101. Following surgery, the respiratory support needs decreased below event definition threshold.

•                  As has been previously reported, a total of five AEs in four patients were deemed treatment-related. Of these, two were SAEs experienced by two patients, and three were non-serious AEs experienced by two patients. All consisted of clinically asymptomatic liver enzyme elevations and were resolved with prednisolone treatment. There were no clinically significant elevations of gamma-glutamyl transferase, alkaline phosphatase or bilirubin and, as such, Hy’s Law was not met. Other non-treatment-related AEs were expected and were associated with SMA.

Treatment Durability and Motor Milestone Achievement from Long-Term Follow-Up Study

Patients in Cohort 2 continued to achieve new milestones during the LTFU trial. Detailed Cohort 2 motor milestone data is included in the chart below.

•                  Two additional patients achieved the ability to sit unassisted for 30 seconds or more. Eleven of 12 (92%) patients could sit unassisted.

•                  Two additional patients achieved the ability to stand with assistance. Four of 12 (33%) could stand with assistance.

•                  Three of four patients achieving these new milestones were on AVXS-101 alone (one sitting and two standing with assistance).

•                  The oldest child from Cohort 2 at the time of last visit in the LTFU study was 46.2 months and 40.6 months post gene therapy.

			Event-free Survival and Motor and Other Milestones Among the 12 Patients in Cohort 2 as of December 15, 2017*
	Age at		Brings				Sits Unassisted(c)			Other Achievements
Cohort 2	Gene Transfer (mos)	Event- Free Survival(a)	Hand to Mouth	Controls Head	Rolls Over(b)	Sits with Assistance	>5 seconds	>10 seconds	>30 seconds	Speaks	Swallows	No NIV Use	No Nutritional Support(d)
E.04	5.6	31.1	+	+	+	+	+	O	O	+	+
E.05	4.2	28.5	+	+	+	+	+	+	+	+	+	+	+
E.06	1.9	26.1	+	+	+	+	+	+	+	+	+	+	+
E.07	3.6	28.1	+	+	+	+	+	+	O	+	+	+
E.08	7.9	32.4	+
E.09	4.9	28.9	+	+	+	+	+	+	+	+	+	+	+
E.10	0.9	25.3	+	+	+	+	+	+	+	+	+	+	+
E.11	2.3	27.7	+	+	+	+	+	+	+	+	+
E.12	2.6	26.8	+	+	+	+	+	+	+	+	+	+	+
E.13	0.9	25.4	+	+		+	+	+	+	+	+
E.14	4.1	27.9	+	+	+	+	+	+	+	+	+	+	+
E.15	2.1	26.3	+	+		+	+	+	+	+	+
Patient with Outcome (%)
This Trial		100%	100%	92%	75%	92%	92%	92%	92%	92%	92%	58%	50%
Natural History		8% by 20 months(e)	NA	0	0**	0**	0**	0**	0**	NA	NA	NA	25% by 13 months(f)

*At baseline, none of the patients in Cohort 2 had achieved any of the listed motor milestones except for bringing a hand to the mouth. As of December 15, 2017, the majority of these patients had reached at least one major motor milestone. No patients in Cohort 1 are listed, since none attained any motor milestones. NA denotes not available, and NIV denotes noninvasive ventilation. Plus signs indicate achievement of milestone.

(a) Event-free survival (the primary efficacy outcome) was defined as the age at the end of the trial at which patients were free of ventilatory support, which was defined as the need for ventilation for at least 16 hours per day for at least 14 consecutive days in the absence of acute reversible illness or perioperatively.

(b) According to item 20 on the Bayley Scales of Infant and Toddler Development, rolling over is defined as movement of at least 180 degrees both left and right from a position of lying on the back.

(c) Sitting unassisted for at least 5 seconds is in accordance with the criteria of item 22 on the Bayley Scales of Infant and Toddler Development gross motor subtest and surpasses the 3-second count that is used as a basis for sitting (test item 1) on the Hammersmith Functional Motor Scale—Expanded for SMA. Sitting unassisted for at least 10 seconds is in accordance with the criteria used in the World Health Organization Multicentre Growth Reference Study. Sitting unassisted for at least 30 seconds defines functional independent sitting and is in accordance with the criteria of item 26 on the Bayley Scales of Infant and Toddler Development gross motor subtest.

(d) Nutritional support refers to the placement of either a gastrostomy tube or a nasogastric tube, as determined by the preference of the parents or the primary physician. Once enrolled in the trial, all the patients who required nutritional support underwent gastrostomy-tube placement, and none were removed during the trial.

(e) Data are from Finkel et al.

(f) Defined as nasogastric tube or gastrostomy tube. Data are from Finkel et al.

** Data are from De Sanctis et al.

O Denotes milestone achieved during LTFU.

Nutritional and Respiratory Support

Patients in Cohort 2 showed a reduced need for nutritional and ventilatory support and improvement in swallowing function. According to natural history, nearly all patients with SMA Type 1 require nutritional and respiratory support by 12 months of age, and most patients are not able to swallow or speak effectively.

•                  Six of seven (86%) patients in Cohort 2 that did not require feeding support before treatment continued without feeding support after treatment; seven of 10 (70%) patients that did not require BiPAP support before treatment continued without any BiPAP after treatment.

•                  Eleven of 12 (92%) patients in Cohort 2 were fed orally, and six of 12 (50%) patients were exclusively fed orally; and eleven of 12 (92%) patients were able to speak.

“The long-term follow-up data from the Phase 1 trial showed unprecedented event-free survival, continued developmental milestone achievement and long-term durability, with no new safety findings,” said Dr. Sukumar Nagendran, Chief Medical Officer of AveXis. “In aggregate, these data presented at AAN demonstrate a one-time administration of AVXS-101 appears to have a potentially clinically transformative and durable impact on patients with SMA Type 1.”

About SMA

SMA is a severe neuromuscular disease characterized by the loss of motor neurons leading to progressive muscle weakness and paralysis. SMA is caused by a genetic defect in the SMN1 gene that codes SMN, a protein necessary for survival of motor neurons. The incidence of SMA is approximately one in 10,000 live births and is the leading genetic cause of infant mortality.

The most severe form of SMA is Type 1, a lethal genetic disorder characterized by motor neuron loss and associated muscle deterioration, which results in mortality or the need for permanent ventilation support before the age of two for greater than 90 percent of patients. SMA Type 2 typically presents between six and 18 months of age, and those affected will never walk without support and most will never stand without support. SMA Type 2 results in mortality in more than 30 percent of patients by the age of 25.

About AVXS-101

AveXis’ initial product candidate, AVXS-101, is its proprietary gene therapy currently in development for the one-time treatment of SMA Types 1 and 2, designed to address the monogenic root cause of SMA and prevent further muscle degeneration by addressing the defective and/or loss of the primary SMN gene. AVXS-101 also targets motor neurons, providing rapid onset of effect and crossing the blood brain barrier to allow effective targeting of both central and systemic features.

About AveXis, Inc.

AveXis, Inc. is a clinical-stage gene therapy company, dedicated to developing and commercializing novel treatments for patients suffering from rare and life-threatening neurological genetic diseases. Our initial product candidate, AVXS-101, is our proprietary gene therapy currently in development for the treatment of spinal muscular atrophy, or SMA, Type 1, the leading genetic cause of infant mortality, and SMA Type 2. The U.S. Food and Drug Administration, or FDA, has granted AVXS-101 Orphan Drug Designation for the treatment of all types of SMA and Breakthrough Therapy Designation, as well as Fast Track Designation for the treatment of SMA Type 1. In addition to developing AVXS-101 to treat SMA Type 1 and Type 2, we also plan to develop other novel treatments for rare neurological diseases, including Rett syndrome and a genetic form of amyotrophic lateral sclerosis caused by mutations in the superoxide dismutase 1 (SOD1) gene.

Forward-Looking Statements

This press release contains “forward-looking statements,” within the meaning of the Private Securities Litigation Reform Act of 1995, regarding, among other things, the potential long-term safety and efficacy of AVXS-101, the potential durability of a single administration of AVXS-101 and the potential future progress of patients in the STR1VE trial and the LTFU study.  Such forward-looking statements are based on current expectations and involve inherent risks and uncertainties, including factors that could delay, divert or change any of them, and could cause actual results to differ materially from those projected in its forward-looking statements. Meaningful factors which could cause actual results to differ include, but are not limited to, uncertainties concerning the long-term efficacy and safety of AVXS-101, as well as other factors discussed in the “Risk Factors” and the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of AveXis’ Annual Report on Form 10-K for the year ended December 31, 2017, filed with the SEC on February 28, 2018. In addition to the risks described above and in the Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings with the SEC, other unknown or unpredictable factors also could affect AveXis’ results. There can be no assurance that the actual results or developments anticipated by AveXis will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, AveXis. Therefore, no assurance can be given that the outcomes stated in such forward-looking statements and estimates will be achieved.

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